FIRST AMENDMENT TO
AMENDED AND RESTATED LEASE AGREEMENT

This First Amendment to Amended and Restated Lease Agreement (the “First Amendment”) is entered into effective April 1, 2007 between Raptor Master, L.L.C., an Oklahoma limited liability company (the “Landlord”) and Climate Master, Inc., a Delaware corporation (the “Tenant”).

WITNESSTH:

WHEREAS, Tenant and Landlord entered into that certain Amended and Restated Lease Agreement dated as of May 8, 2001 (the “Agreement”); and

WHEREAS, Tenant and Landlord desires to amend the Agreement as provided in this First Amendment.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. The foregoing recitals are incorporated as a part of this First Amendment.  All terms defined in the Agreement shall have the same meaning in this First Amendment as are set forth in the Agreement, unless defined differently in this First Amendment.

2. The provisions of Section 3.1 of the Agreement are deleted in their entirety and replaced with the following language:

“3.1  Base Rent.  The Tenant agrees to pay to the Landlord throughout the primary term of this Agreement a Base Rent, payable in equal monthly installments of Fifty-Two Thousand Five Hundred Eighty-Three and 72/100 Dollars ($52,583.72) each, payable in advance and without demand beginning on April 1, 2007 and continuing thereafter on the first day of each month throughout the primary term.  Landlord and Tenant acknowledge and agree that all amounts due from Tenant to Landlord under the Agreement through and including April 1, 2007 have been fully and timely paid by Tenant.”

3. The provisions of Section 14.1 of the Agreement is amended by adding the following language at the end of Section 14.1:

“Landlord will not take any action or fail to take any action that would have the effect of increasing the amount of the First Fee Mortgage at any time, and Landlord will continue to timely pay the debt service under the First Fee Mortgage.  Landlord represents and warrants that the total monthly payment of principal and interest under the First Fee Mortgage is $51,583.72.”

4. The provisions of Section 16.1 of the Agreement are deleted in their entirety and replaced with the following language:

“16.1  Purchase Option.  Provided that this Agreement is then in effect and no Event of Default has occurred and is continuing, the Tenant is hereby granted the continuing option to purchase the Premises on the terms and conditions of the Option Agreement executed by Landlord and Tenant dated as of May 8, 2001, as amended by the First Amendment to Option Agreement executed by Landlord and Tenant dated as of April 1, 2007, the terms of which are incorporated herein.”

5. The provisions of Section 17.1.1 of the Agreement are deleted in their entirety and replaced with the following language:

“17.1.1  Base Rent.  Notwithstanding the terms of Section 3.1 of this Agreement, and assuming the Tenant’s exercise of the foregoing options, the Base Rent for the extension periods will be as follows:  (a)  Beginning on the first day of the first extension period and for each month during such term and any subsequent extended term, monthly installments in the amount of Fifty-Two Thousand Five Hundred Eighty-Three and 72/100 ($52,583.72) each, payable in advance and without demand.”

6. The provisions of Section 19.1.4 of the Agreement are deleted in their entirety and replaced with the following language:

“19.1.4 Building. The 230,000 square feet of warehouse space, related office space and facilities located on the Land.”

7. The provisions of Section 19.1.9 of the Agreement are deleted in their entirety and replaced with the following language:

“19.1.9  First Fee Mortgage.  The Mortgage dated as of April 30, 2001 from Landlord to Gold Bank, as amended by the First Amended and Restated Mortgage dated as of January 17, 2002 from Landlord to Gold Bank, covering the Land, the Building, and the Improvements, as well as all increases, renewals, modifications, consolidations, replacements and extensions thereof which may be consented to in advance by Tenant in writing.  Tenant hereby provides written consent to the First Amended and Restated Mortgage dated as of January 17, 2002 from Landlord to Gold Bank as if such consent were provided contemporaneously with the execution of such amendment.”

8. Except as modified in this First Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this First Amendments is executed to be effective the day and year first above written.

RAPTOR MASTER, L.L.C.                                                                          CLIMATE MASTER, INC.

By:  Raptor Properties, L.L.C, Manager
By:  JRB Investments, Inc., Manager                                                        By:__________________________
Name:__________________________
Title:__________________________
By: __________________________
Name: __________________________
Title:   __________________________